UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2023 (August 21, 2023)

ACCRETION ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40940	86-2332228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Saint Paul, Suite 502

Denver, Colorado 80206

(Address of Principal Executive Offices) (Zip Code)

(720) 328-5070

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination, and one-half of one redeemable warrant	ENERU	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share	ENER	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination	ENERR	The Nasdaq Stock Market LLC

Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ENERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 21, 2023, Accretion Acquisition Corp. (the “Company”) issued (i) an unsecured promissory note (the “Extension Note”) to Accretion Acquisition Sponsor, LLC (the “Sponsor”) in the principal amount of $80,000 in connection with the Extension (as defined below) and (ii) an unsecured promissory note (the “Working Capital Note” and together with the Extension Note, the “Notes”) to the Sponsor in the principal amount of $105,000 for working capital purposes.

The Notes bear no interest and are each due and payable upon the earlier of (a) the liquidation of the Company and (b) the closing date on which the Company consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (an “Initial Business Combination”). If an Initial Business Combination is not consummated, the Notes will not be repaid and all amounts owed thereunder will be forgiven except to the extent that the Company has funds available to it outside of its trust account established in connection with its initial public offering. The issuance of the Notes was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Extension Note and the Working Capital Note is qualified in its entirety by reference to the full text of the Extension Note and the Working Capital Note, as applicable, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events

As previously disclosed in the Current Report on Form 8-K filed by the Company on April 21, 2023 with the Securities and Exchange Commission, at a special meeting of the stockholders of the Company held on April 14, 2023, the stockholders approved an amendment to the amended and restated certificate of incorporation of the Company. The amendment provided that the date by which the Company would be required to consummate a business combination may be extended from July 25, 2023 for up to five successive periods of one month each (provided that any such extension may not be to a date later than December 25, 2023), as may be determined by the Board of Directors of the Company (the “Board”).

Pursuant to the foregoing amendment, the Board has approved an extension (the “Extension”) of the date by which the Company would be required to consummate a business combination to September 25, 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Promissory Note dated August 21, 2023 (Extension Note).
10.2	Promissory Note dated August 21, 2023 (Working Capital Note).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2023

ACCRETION ACQUISITION CORP.

By:	/s/ Brad Morse
Name:	Brad Morse
Title:	Chief Executive Officer